UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

 Amendment Number 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2018

LIFE ON EARTH, INC.

(Exact name of Registrant as specified in its Charter)

Delaware	333-190788	46-2552550
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

575 Lexington Avenue, 4th Floor, New York, NY 10022
(Address of principal executive offices)

(646) 844-9897
(Registrant’s Telephone Number)

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2) ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☑

Life on Earth, Inc. is referred to herein as “we”, “our” or “us” or the “Company”.

Item 1.01 Entry into a Material Definitive Agreement

On December 13, 2018, we entered into a Binding Letter of Intent to acquire 100% of the equity owner interest in Wild Poppy Company, Inc. (“Wild Poppy”), a company engaged in the business of wholesale beverages. The total purchase price is $1,450,000 to be paid according to the following terms: (a) $400,000 equal to our restricted common stock shares at an agreed upon price of 25% above the closing price of our shares as of the date of closing with a floor price of no less than thirty cents per share and a ceiling price of fifty five cents per share; (b) a cash or stock (at a higher per share price) payment of $400,000 to Wild Poppy upon the Wild Poppy Brand generating $1,000,000 in annualized revenues; (c) a cash or stock (at a higher per share price) payment of $400,000 upon the Wild Poppy Brand generating $2,500,000 in annualized revenues; (d) assumption of no more than $250,000 in Wild Poppy’s business related debt and current payables.

On December 27, 2018 we will issue a press release regarding the Wild Poppy Binding Letter of Intent, which is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Description
99.1	Press Release dated December 27, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIFE ON EARTH, INC.

Date: December 27, 2018	By:	/s/ Fernando Oswaldo Leonzo
Fernando Oswaldo Leonzo
Chief Executive Officer